Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

July 23, 2012

HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, CA 90806

Re:                 HCP, Inc.
3.15% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special counsel to HCP, Inc., a Maryland corporation (the “Company”), in connection with the public offering by the Company of $300,000,000 aggregate principal amount of the Company’s 3.15% Senior Notes due 2022 (the “Securities”) issuable pursuant to an Indenture, dated as of September 1, 1993 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 24, 2011 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company N.A., as successor trustee to The Bank of New York (the “Trustee”).  The Company entered into an underwriting agreement, dated as of July 18, 2012 (the “Underwriting Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale of the Securities by the Company to the Underwriters.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the registration statement on Form S-3 (File No. 333-161721) of the Company relating to the Securities and other securities of the Company filed on September 4, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

(ii)                                  an executed copy of the Base Indenture;

(iii)                               an executed copy of the Supplemental Indenture;

(iv)                              the certificate evidencing the Securities (the “Note Certificate”);

(v)                                 an executed copy of the Underwriting Agreement; and

(vi)                              the certificate of James W. Mercer, Executive Vice President, General Counsel of the Company, and Timothy M. Schoen, Executive Vice President - Chief Financial Officer of the Company, dated the date hereof, relating to the Securities pursuant to Sections 201 and 301 of the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Maryland) in connection with the transactions contemplated by the Indenture and the Registration Statement.  As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(a)                                  the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Underwriting Agreement, the Indenture and the Note Certificate;

(b)                                 each of the Underwriting Agreement, the Indenture and the Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and duly executed and delivered by the Company under the laws of the State of Maryland;

(c)                                  we do not express any opinion as to the effect of the opinion expressed herein of (i) the compliance or noncompliance of any party to the Indenture, the Underwriting Agreement and the Securities (other than with respect to the Company to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any such party (other than with respect to the Company to the extent necessary to render the opinion set forth herein);

(d)                                 the execution and delivery by the Company of, and the performance of its obligations under, the Securities and the Indenture will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject; (ii) any law, rule or regulation to which the Company or any of its properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

(e)                                  the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(f)                                    we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Securities or any transactions contemplated thereby;

(g)                                 we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(h)                                 we do not express any opinion as to the enforceability in certain circumstances under California law of provisions in the Indenture or the Securities that impose penalties, forfeitures, late payment charges, interest-on-interest or an increase in interest rate upon delinquent payment or the occurrence of a default;

(i)                                     to the extent any opinion relates to the enforceability of the choice of California law and choice of California forum provisions of the Indenture or the Securities, our opinion is rendered in reliance upon Section 1646.5 of the California Civil Code and Section 410.40 of the California Code of Civil Procedure and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction;

(j)                                     we note that we have assumed that each party to the Indenture, the Note Certificate or the Underwriting Agreement will enforce its rights in a commercially reasonable manner;

(k)                                  we do not express any opinion with respect to the effect of California Civil Code Section 711 on any provisions that could be a restraint on alienation of property; and

(l)                                     we have assumed that the Indenture, the Note Certificate and the Underwriting Agreement accurately reflect the intention of the parties.

Our opinion set forth herein is limited to those laws of the State of California and the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinion herein stated.  Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.  The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement.  We hereby consent to the reference to our firm under the caption “Validity of the Notes” in the prospectus supplement dated July 18, 2012 and filed with the Commission.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP